Exhibit 99.7
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of ReSearch Pharmaceutical Services, Inc. (“RPS”) and the historical balance sheets of IMEREM Institute for Medical Research Management and Biometrics - Institute für medizinisches Forschungsmanagement und Biometrie — Ein unabhaengiges Forschungsunternehmen GmbH (“Imerem”), Infociencia S.L. (“Infociencia”) and Therapharm Recherches Th.R (“Therapharm”) (together, the “Acquired Entities”) as of September 30, 2008, giving effect to the mergers of RPS and the Acquired Entities pursuant to their respective merger agreements, as if the mergers had been consummated on September 30, 2008. The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of RPS and the Acquired Entities for the year ended December 31, 2007, giving effect to the mergers as if it they had occurred on January 1, 2007 and for the nine month period ending September 30, 2008, giving effect to the mergers, as if they had occurred on January 1, 2008.
     The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the mergers, factually supportable, and expected to have a continuing impact on the combined results.
     The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.
The following information should be read in conjunction with the pro forma condensed consolidated statements:
•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements.

•	RPS’s historical financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008, previously filed with the Securities and Exchange Commission.

•	Separate historical audited financial statements and unaudited interim financial statements of the Acquired Entities included elsewhere in this document.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2008

					Pro Forma		Pro Forma
	RPS	IMEREM	Infociencia	Therapharm	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	9,318,017	2,085,161	1,783,479	877,265	(9,318,017)	(1)	4,745,905
Restricted cash	1,014,722	354,619	3,888,705	596,379	—		5,854,425
Accounts receivable, less allowance for doubtful accounts	34,015,109	2,803,901	2,674,425	3,737,516	—		43,230,951
Income tax receivable	—	—	854,485	311,410	—		1,165,895
Prepaid expenses and other current assets	2,070,540	184,009	23,894	187,468	—		2,465,911

Total current assets	46,418,388	5,427,690	9,224,988	5,710,038	(9,318,017)		57,463,087

Intangible assets, net	275,536	78,859	10,292	—	13,469,629	(1)	13,834,316
Property and equipment, net	4,247,570	901,241	923,965	243,928	—		6,316,704
Investments	—	1,021,886	—	—	—		1,021,886
Other assets	231,546	—	492,842	—	—		724,388
Deferred tax asset	375,173	—	—	—	—		375,173

Total assets	51,548,213	7,429,676	10,652,087	5,953,966	4,151,612		79,735,554

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,460,854	241,644	8,261,234	2,379,221	—		12,342,953
Line of Credit	—	—	—	—	3,960,199	(1)	3,960,199
Accrued expenses	5,359,178	1,107,014	—	23,684	—		6,489,876
Customer deposits	1,014,722	354,619	—	588,415	—		1,957,756
Deferred revenue	3,385,591	—	—	1,835,839	—		5,221,430
Shareholder Loan		639,534	—	—	—		639,534
Current portion of capital lease obligations	579,636	—	—	—	—		579,636

Total current liabilities	11,799,981	2,342,811	8,261,234	4,827,159	3,960,199		31,191,384

Customer deposits	4,500,000	—	—	—	—		4,500,000
Accrued pension cost	—	861,867	—	—	—		861,867
Deferred income taxes — long term	—	265,267	—	—	—		265,267
Long term debt	—	191,482	1,144,256	—	—		1,335,738
Other liabilities	284,001	—	—	34,738	—		318,739
Capital lease obligations, less current portion	883,538	—	—	—	—		883,538

Total liabilities	17,467,520	3,661,427	9,405,490	4,861,897	3,960,199		39,356,533

Stockholders’ equity :

Common stock, $.0001 par value:	3,255	35,998	—	—	(35,578	)(1)	3,675
Additional paid-in capital	36,478,621	—	200,802	—	6,097,107	(1)	42,776,530
Accumulated other comprehensive income	77,220	(38,682)	—	—	38,682	(1)	77,220
Retained earnings (Accumulated deficit)	(2,478,403)	3,770,934	1,045,795	1,092,069	(5,908,798)	(1)	(2,478,403)

Total stockholders’ equity	34,080,693	3,768,250	1,246,597	1,092,069	191,413		40,379,022

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	51,548,213	7,429,677	10,652,087	5,953,966	4,151,612		79,735,555

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2008

					Pro Forma		Pro Forma
	RPS	IMEREM	Infociencia	Therapharm	Adjustments		Combined

Service revenue	117,447,462	3,885,293	5,609,158	6,801,328	—		133,743,241
Reimbursement revenue	13,249,875	—	3,840,741	2,281,324	—		19,371,940
Other revenue	—	56,012	233,500	—	—		289,512

Total revenue	130,697,337	3,941,305	9,683,399	9,082,652			153,404,693

Direct costs	87,948,270	2,326,001	3,367,244	2,948,128	—		96,589,643
Reimbursable out-of-pocket costs	13,249,875	—	3,840,741	2,281,324	—		19,371,940
Selling, general, and administrative expenses	22,725,789	804,555	1,597,995	2,729,943	—		27,858,282
Depreciation and amortization	1,233,451	81,378	514,549	70,005	1,174,593	(2)	3,073,976

Income from operations	5,539,952	729,371	362,870	1,053,252	(1,174,593)		6,510,852

Interest expense	231,020	48,721	—	4,111	163,358	(3)	447,210
Interest (income)	(256,190)	(151,980)	(163,102)	(8,642)	—		(579,914)

Net income (loss) before provision for income taxes	5,565,122	832,630	525,972	1,057,783	(1,337,951)		6,643,556
Provision (benefit) for income taxes	2,340,750	316,399	137,070	349,068	(535,180	) (4)	2,608,107

Net income (loss)	3,224,372	516,231	388,902	708,715	(802,771)		4,035,449

Net income (loss) per common share:
Basic	0.10						0.11
Diluted	0.09						0.11

Weighted average number of common shares outstanding:
Basic	32,507,708						36,706,593
Diluted	34,069,060						38,267,945

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Twelve Months Ended December 31, 2007

					Pro Forma		Pro Forma
	RPS	IMEREM	Infociencia	Therapharm	Adjustments		Combined

Service revenue	120,459,459	5,524,611	8,466,204	7,929,791	—		142,380,065
Reimbursement revenue	13,923,784	—	9,345,548	2,659,837	—		25,929,169
Other revenue	—	217,843	897,377	—	—		1,115,220

Total revenue	134,383,243	5,742,454	18,709,129	10,589,628			169,424,454

Direct costs	87,650,346	3,122,443	4,186,491	5,133,678	—		100,092,958
Reimbursable out-of-pocket costs	13,923,784	—	9,345,548	2,659,837	—		25,929,169
Selling, general, and administrative expenses	26,786,748	985,467	3,402,628	1,720,519	—		32,895,362
Depreciation and amortization	1,143,734	107,522	96,756	114,278	1,566,123	(2)	3,028,413

Income from operations	4,878,631	1,527,022	1,677,706	961,316	(1,566,123)		7,478,552

Interest expense	6,025,467	61,781	1,935	3,783	217,811	(3)	6,310,777
Interest (income)	(239,582)	(81,599)	(214,195)	(16,403)	—		(551,779)
Gain (loss) due to financial investments	—	6,327	(633)	—	—		5,694

Net income (loss) before provision for income taxes	(907,254)	1,553,167	1,889,333	973,936	(1,783,934)		1,725,248
Provision (benefit) for income taxes	1,508,087	506,627	351,263	360,435	(713,574	) (4)	2,012,838
Net income (loss)	(2,415,341)	1,046,540	1,538,070	613,501	(1,070,360)		(287,590)

Accretion of preferred stock	(320,819)	—	—	—	—		(320,819)

Net income (loss) applicable to common shares	(2,736,160)	1,046,540	1,538,070	613,501	(1,070,360)		(608,409)

Net income (loss) per common share:
Basic	(0.19)						(0.03)
Diluted	(0.19)						(0.03)

Weighted average number of common shares outstanding:
Basic	14,572,881						18,771,766
Diluted	14,572,881						18,771,766

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Description of Transaction and Basis of Presentation
On December 22, 2008, RPS entered into and consummated a definitive stock purchase agreement to purchase all of the issued and outstanding shares of IMEREM, a Germany-based clinical research organization. In addition, RPS entered into and consummated a definitive stock purchase agreement to purchase all of the issued and outstanding shares of Infociencia, a Spain-based clinical research organization. On December 23, 2008, RPS entered into and consummated a definitive stock purchase agreement to purchase all of the issued and outstanding shares of Therapharm, a France-based clinical research organization. The total cash purchase price for the Acquired entities is $10.3 million. In addition, RPS issued a total of 4,198,885 shares of common stock to the sellers of the acquired entities. The shares were valued at $1.50 per share on the date of the mergers.
     The acquisitions will be accounted for under the purchase method. A preliminary allocation of the purchase price of the Acquired Entities assuming the acquisition had been consummated as of September 30, 2008 is outlined below:

Purchase Price:
Cash paid	$10,278,216
Common stock issued	$6,298,328
Transaction costs	$3,000,000

Total	$19,576,544

Allocation of Purchase Price:
Net assets acquired	$6,106,915
Goodwill and intangible assets	$13,469,629

Total	$19,576,544

     The Company is currently assessing the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed. It is expected that the current assets and liabilities assumed will approximate their historical carrying values as of the date of the acquisitions. A valuation study is presently being conducted to establish the fair market value as of December 22 and December 23, 2008, of the identifiable intangibles acquired.
2. Pro Forma Adjustments
(1) To preliminarily allocate the purchase price to the assets acquired and liabilities assumed at their estimated fair market values as of September 30, 2008.
(2) To adjust operating expense based on the amortization of estimated amortizable intangibles acquired over an estimated life of 5 years.
(3) To adjust interest expense based on actual indebtedness incurred.
(4) To adjust the provision for income taxes based on the adjustments to pretax income noted above.